Exhibit 11



                   K-TEL INTERNATIONAL, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                    (In Thousands, Except Per Share Amounts)

                 For the Quarters ended March 31, 1996 and 1995



                                                        1996      1995
                                                       -------   -------
Primary earnings per share --

Weighted average number of issued shares outstanding     3,730     3,711

Effect of:
  Stock Incentive Plan                                      66        95
                                                       -------   -------

Shares outstanding used to compute primary
 earnings per share                                      3,796     3,806
                                                       =======   =======

Net Income (Loss)                                      $   456   $  (330)
                                                       =======   =======

Primary earnings (loss) per share                      $   .12   $  (.09)
                                                       =======   =======


Fully diluted earnings per share --

Weighted average number of shares used for
  primary earnings per share                             3,796     3,806

Effect of:
  Stock Incentive Plan                                    --        --
                                                       -------   -------

Shares outstanding used to compute fully
 diluted earnings per share                              3,796     3,806
                                                       =======   =======

Net Income (Loss)                                      $   456   $  (330)
                                                       =======   =======

Fully diluted earnings (loss) per share                $   .12   $  (.09)
                                                       =======   =======



                                                                      Exhibit 11



                   K-TEL INTERNATIONAL, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                    (In Thousands, Except Per Share Amounts)

                For the nine months ended March 31, 1996 and 1995



                                                        1996      1995
                                                       -------   -------
Primary earnings per share --

Weighted average number of issued shares outstanding     3,725     3,711

Effect of:
  Stock Incentive Plan                                      79      --
                                                       -------   -------

Shares outstanding used to compute primary
  earnings per share                                     3,804     3,711
                                                       =======   =======

Net Income (Loss)                                      $   679   $  (187)
                                                       =======   =======

Primary earnings (loss) per share                      $   .18   $  (.05)
                                                       =======   =======


Fully diluted earnings per share --

Weighted average number of shares used for
  primary earnings per share                             3,804     3,711

Effect of:
  Stock Incentive Plan                                    --        --
                                                       -------   -------

Shares outstanding used to compute fully
  diluted earnings per share                             3,804     3,711
                                                       =======   =======

Net Income (Loss)                                      $   679   $  (187)
                                                       =======   =======

Fully diluted earnings (loss)  per share               $   .18   $  (.05)
                                                       =======   =======